   As filed with the Securities and Exchange Commission on July 20, 2001
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                NETOPIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                  3661                         94-3033136
    (State or Other Jurisdiction            (Primary Standard Industrial          (I.R.S. Employer
  of Incorporation or Organization)          Classification Code Number)         Identification No.)

                           2470 Mariner Square Loop
                           Alameda, California 94501
         (Address of Principal Executive Offices, including Zip Code)

                                 NETOPIA, INC.
                            1996 Stock Option Plan
                         Employee Stock Purchase Plan
                           (Full Title of the Plans)

                                Alan B. Lefkof
                     President and Chief Executive Officer
                                 NETOPIA, INC.
                           2470 Mariner Square Loop
                           Alameda, California 94501
                                (510) 814-5100
           (Name, Address and Telephone Number of Agent For Service)
                                  Copies to:
                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                 Amount         Proposed Maximum       Proposed Maximum       Amount of
                                                 to be         Offering Price Per     Aggregate Offering     Registration
   Title of Securities to be Registered      Registered (1)         Share (2)                Price               Fee
-----------------------------------------------------------------------------------------------------------------------------
1996 Stock Option Plan
     Options                                     881,980               N/A                    N/A                 N/A
     Common Stock (par value $0.001)             881,980             $ 4.575              $ 4,035,059           $ 1,009

Employee Stock Purchase Plan
     Common Stock (par value $0.001)             800,000             $ 4.575              $ 3,660,000           $   915
----------------------------------------------------------------------------------------------------------------------------
     TOTAL                                     1,681,980                                  $ 7,695,059           $ 1,924
----------------------------------------------------------------------------------------------------------------------------

   (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan (the "Option Plan") and the Employee Stock Purchase Plan (the "Purchase Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.

   (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on July 17, 2001.

   (3) Represents 881,980 additional shares reserved for issuance upon exercise of stock options under the Option Plan, which amount represents an automatic increase effective January 1, 2001 equal to 5.0% of the number of shares of Common Stock outstanding on the last trading day of calendar year 2000. Also includes 800,000 additional shares available for issuance under the Purchase Plan. Shares issuable upon exercise of stock options under the Option Plan, and shares available for issuance under the Purchase Plan, were previously registered on a registration statement on Form S-8 (file no. 333-61845) filed on August 19, 1998, a registration statement on Form S-8 (file no 333-74943) filed on March 24, 1999, and a registration statement on Form S-8 (file no. 333-37250) filed on May 17, 2000 (the "Prior Form S-8 Registration Statements").

INCORPORATION BY REFERENCE OF PREVIOUS REGISTRATION STATEMENT
-------------------------------------------------------------

      Pursuant to General Instruction E of Form S-8, Netopia, Inc. (the "Registrant") is filing this registration statement with the Securities and Exchange Commission (the "Commission") solely to register an additional 881,980 shares under the Option Plan, pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under that plan, and an additional 800,000 shares under the Purchase Plan pursuant to an increase approved by the board of directors and stockholders of the Registrant. Pursuant to General Instruction E, the contents of the Prior Form S-8 Registration Statements are hereby incorporated by reference into this registration statement. The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

      a. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

      b. Our Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2000 and March 31, 2001; and

      c. Our Registration Statement No. 0-28450 on Form 8-A filed with the Commission on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to our outstanding Common Stock.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit                    Exhibit
Number                     Title
------                     -----

4.01      Registrant's 1996 Stock Option Plan. (1)

4.02      Registrant's Employee Stock Purchase Plan.

5.01      Opinion of counsel.

23.01     Consent of KPMG LLP, Independent Auditors.

23.02     Consent of counsel is contained in Exhibit 5.01.

24.01 Power of Attorney. Reference is made to page 3 of this Registration Statement.

(1) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8, file no. 333-37250, filed on May 17, 2000.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 20th day of July, 2001.


                                NETOPIA, INC.


                                By:  /s/ ALAN B. LEFKOF
                                     ------------------------------
                                     Alan B. Lefkof
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and David A. Kadish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title                          Date
               ---------                               -----                          ----
Principal Executive Officer:

/s/ ALAN B. LEFKOF                        President, Chief Executive Officer      July 20, 2001
------------------------------------
Alan B. Lefkof                            and Director

Principal Financial Officer and
Principal Accounting Officer:

/s/ ALAN B. LEFKOF                        Acting Chief Financial Officer          July 20, 2001
------------------------------------
Alan B. Lefkof

Additional Directors:

/s/ REESE M. JONES
------------------------------------
Reese M. Jones                            Director                                July 20, 2001

/s/ DAVID F. MARQUARDT                    Director                                July 20, 2001
------------------------------------
David F. Marquardt

/s/ DAVID C. KING                         Director                                July 20, 2001
------------------------------------
David C. King

/s/ HAROLD S. WILLS                       Director                                July 20, 2001
------------------------------------
Harold S. Wills

                                  Exhibit Index
                                  -------------


Exhibit                     Exhibit
Number                      Title
------                      -----

4.01         Registrant's 1996 Stock Option Plan. (1)

4.02         Registrant's Employee Stock Purchase Plan.

5.01         Opinion of counsel.

23.01        Consent of KPMG LLP, Independent Auditors.

23.02        Consent of counsel is contained in Exhibit 5.01.

24.01 Power of Attorney. Reference is made to page 3 of this Registration Statement.


(1) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8, file no. 333-37250, filed on May 17, 2000.